Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2014 relating to the financial statements and financial statement schedule, which appears in Information Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 22, 2014